UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 24, 2019

Tallgrass Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	TGE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of David G. Dehaemers, Jr.

On November 24, 2019, David G. Dehaemers, Jr. informed the Board of Directors (the “Board”) of Tallgrass Energy GP, LLC (“TGE GP”), the general partner of Tallgrass Energy, LP (“TGE”), of his retirement as the Chief Executive Officer of TGE effective on November 24, 2019 (the “Retirement Date”) and his retirement from the Board effective on December 31, 2019, pursuant to terms agreed to with the Board.

Pursuant to the terms of his retirement, Mr. Dehaemers will remain employed by Tallgrass Management, LLC (“Tallgrass Management”) until December 31, 2019 and his retirement will not be treated as a severance-triggering termination or voluntary resignation for purposes of that certain Third Amended and Restated Employment Agreement by and among TGE GP, Tallgrass Management and Mr. Dehaemers, dated as of March 11, 2019 (the “Dehaemers Employment Agreement”). Mr. Dehaemers will continue to receive his base salary through December 31, 2019 and his cash bonus compensation for the calendar year 2019, in each case, as provided in the Dehaemers Employment Agreement and previously disclosed.

Mr. Dehaemers’ retirement from the Board did not result from any disagreement with TGE or any affiliate of TGE.

Officer Removal and Appointments

Effective immediately following Mr. Dehaemers’ retirement as Chief Executive Officer on the Retirement Date, the Board also appointed William R. Moler as Chief Executive Officer of TGE GP and removed Mr. Moler from his current roles as President and Chief Operating Officer of TGE GP.

Mr. Moler, age 53, has been a director of TGE GP since February 2015, and served as the Executive Vice President and Chief Operating Officer of TGE GP from February 2015 until March 2019, and as President and Chief Operating Officer of TGE GP from March 2019 until his appointment as Chief Executive Officer of TGE GP described above. In addition to his service at TGE GP, Mr. Moler has served as an officer and director of Tallgrass Energy Holdings, LLC and its affiliates since October 2012, and as a director of the general partner of Tallgrass Energy Partners, LP from February 2013 to June 2018. From 2004 until his departure in October 2012, Mr. Moler served in various capacities with Inergy, L.P. and its affiliates, most recently as Senior Vice President and Chief Operating Officer of Inergy Midstream, L.P. and President and Chief Operating Officer—Natural Gas Midstream Operations of Inergy, L.P. Prior to joining Inergy, L.P., Mr. Moler was with Westport Resources Corporation from 2002 to 2004, where he served as both General Manager of Marketing and Transportation Services and General Manager of Westport Field Services, LLC. Prior to Westport, Mr. Moler served in various leadership positions at Kinder Morgan, Inc. and its predecessors from 1988 to 2002. Mr. Moler has also served on the Board of the National Parkinson’s Foundation Heartland Region and served as its President from 2015 to 2017. Mr. Moler earned a Bachelor of Science degree in Mechanical Engineering from Texas Tech University in 1988.

There is no arrangement or understanding between Mr. Moler and any other person pursuant to which he was selected as an officer of TGE GP. Mr. Moler has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by TGE to become a director or executive officer. Except as disclosed herein, there has been no transaction since the beginning of TGE’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which TGE is or was a participant and in which Mr. Moler or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Employment Agreement with William R. Moler

In connection with the Board’s appointment of Mr. Moler as Chief Executive Officer, TGE GP has entered into that certain Employment Agreement, effective as of November 24, 2019, by and among Mr. Moler, TGE GP and Tallgrass Management (the “Moler Employment Agreement”). Pursuant to the Moler Employment Agreement, Mr. Moler has agreed to serve as Chief Executive Officer of TGE GP effective as of November 24, 2019 (the “Moler Effective Date”), as discussed above.

Under the terms of the Moler Employment Agreement, Mr. Moler is entitled to receive an annual salary of $750,000 and will be eligible to receive a bonus for the 2019 calendar year in the amount of $1,500,000, subject to his continued employment through December 31, 2019. For each subsequent calendar year, Mr. Moler will be eligible to receive annual bonuses, with a target amount for 2020 equal to 400% of his base salary, based on the achievement of performance targets established by the Board, and subject to his continued employment through the date on which such bonus is paid.

Additionally, the Moler Employment Agreement provides that in the event a take-private transaction for TGE is not completed prior to April 30, 2020, on May 1, 2020, Mr. Moler will be eligible to receive 18,132,145 performance awards (the “Performance Awards”) as follows:

•	10,623,673 Performance Awards with a per Performance Award value equal to (i) the lower of (a) the volume-weighted average price of a Class A share of TGE over the 60-day period beginning November 1, 2024 and (b) $36.04/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 10.5% rate of return, minus (ii) a per share price of $32.95/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 10.5% rate of return;

•	4,756,377 Performance Awards with a per Performance Award value equal to (i) the lower of (a) the volume-weighted average price of a Class A share of TGE over the 60-day period beginning November 1, 2024 and (b) $40.23/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming an 12.5% rate of return, minus (ii) a per share price of $36.04/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 12.5% rate of return; and

•	2,752,095 Performance Awards with a per Performance Award value equal to (i) the lower of (a) the volume-weighted average price of a Class A share of TGE over the 60-day period beginning November 1, 2024 and (b) $44.79/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 15.0% rate of return, minus (ii) a per share price of $40.23/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 15.0% rate of return.

The Performance Awards vest one-sixth on the Moler Effective Date and one-sixth on December 31st of each of 2020, 2021, 2022, 2023 and 2024, subject to his continued employment through the applicable vesting dates. If granted, the foregoing Performance Awards, to the extent vested, will be settled in Class A shares of TGE, less applicable withholdings, on January 10, 2025 based on the closing price of the Class A shares of TGE on the date that is two trading days prior to January 10, 2025; provided, however, that a maximum of 2,700,000 Class A shares of TGE may be issued pursuant to the settlement of such Performance Awards with any remaining value to be settled in cash.

In the event a take-private transaction for TGE is completed prior to April 30, 2020, Mr. Moler will be eligible to receive, in lieu of the Performance Awards, awards that are the economic equivalent of the Performance Awards (the “Replacement Awards”). If granted, the Replacement Awards, to the extent vested, would be settled in cash no later than June 30, 2025.

While employed by TGE GP, Mr. Moler is entitled to receive (i) benefits that are normally provided to senior executives of Tallgrass Management, (ii) reimbursement for all ordinary and necessary out-of-pocket business expenses incurred by Mr. Moler, and (iii) coverage under a policy of director and officer liability insurance. Mr. Moler’s employment is “at will” and may be terminated at any time.

The Moler Employment Agreement provides that in the event Mr. Moler’s employment is terminated without “cause” or in the event he resigns for “good reason” (as such terms are defined in the Moler Employment Agreement), so long as he executes a release of claims and abides by his post-separation obligations, he will receive a severance payment equal to the sum of (i) his accrued but unpaid base salary immediately prior to the termination date, (ii) an amount equal to $3,750,000, less any base salary earned for the year in which such termination occurs, payable in a lump sum within 60 days after the termination of his employment, (iii) two years of continued health care benefits, and (iv) if such termination or resignation occurs prior to October 31, 2022, accelerated vesting of 125,000 equity participation shares previously granted to Mr. Moler.

In addition, in the event Mr. Moler’s employment is terminated without “cause” or in the event he resigns for “good reason” prior to December 31, 2024, so long as he executes a release of claims and abides by his post-separation obligations, (a) if such termination is on or within 12 months following a change of control, the Performance Awards will become fully vested; (b) if such termination is prior to a change of control or more than 12 months following a change of control, one-sixth of the Performance Awards will become fully vested; (c) after giving effect to the preceding clauses (a) and (b), Mr. Moler will forfeit all remaining unvested portions of the Performance Awards; and (d) Mr. Moler will retain all vested portions of the Performance Awards subject to the terms and conditions set forth in the Moler Employment Agreement and the applicable award documentation. Upon any termination or resignation, Mr. Moler would receive payments related to his accrued and unpaid expenses, salary and benefits, and is entitled to directors and officers liability insurance coverage for so long as he is subject to any claim arising from his employment by Tallgrass Management or service as a director of TGE GP.

Upon a change in control, the Moler Employment Agreement does not provide for termination or severance benefits or payments in addition to those described above.

Under the terms of the Moler Employment Agreement, Mr. Moler has agreed not to compete with Tallgrass Management or certain of its affiliates and not to solicit Tallgrass Management’s or certain of its affiliates’ employees during the term of his employment and for a period of two years thereafter.

The foregoing description of the Moler Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Moler Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement, effective as of November 24, 2019, by and among Tallgrass Energy GP, LLC, Tallgrass Management, LLC and William R. Moler

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY, LP

	By:	Tallgrass Energy GP, LLC, its general partner

Date: November 25, 2019		By:	/s/ William R. Moler
William R. Moler
Chief Executive Officer